Exhibit 99.2
1 Trademark of Trinseo PLC or its affiliates Second Quarter 2024 Financial Results & Third Quarter Outlook August 6, 2024

2 Introductions & Disclosure Rules Introductions • Frank Bozich, President & CEO • David Stasse, Executive Vice President & CFO • Andy Myers, Vice President of Investor Relations Disclosure Rules This presentation may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like “expect,” “anticipate,” “believe,” “intend,” “forecast,” “outlook,” “will,” “may,” “might,” “see,” “tend,” “assume,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions regarding our business, the economy, our current indebtedness, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, our ability to successfully implement proposed restructuring initiatives, including the closure of certain plants and product lines, and to successfully generate cost savings through restructuring and cost reduction initiatives; our ability to successfully execute our business and transformation strategy; the timing of, and our ability to complete, the sale of our interest in Americas Styrenics; increased costs or disruption in the supply of raw materials; deterioration of our credit profile limiting our access to commercial credit; increased energy costs; compliance with laws and regulations impacting our business; any disruptions in production at our chemical manufacturing facilities, including those resulting from accidental spills or discharges; conditions in the global economy and capital markets; our current and future levels of indebtedness and ability to service our debt; our ability to meet the covenants under our existing indebtedness; our ability to generate cash flows from operations and achieve our forecasted cash flows; and those discussed in our Annual Report on Form 10-K, under Part I, Item 1A —"Risk Factors" and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, our actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. This presentation contains financial measures that are not in accordance with generally accepted accounting principles in the US (“GAAP”) including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow. We believe these measures provide relevant and meaningful information to investors and lenders about the ongoing operating results and liquidity position of the Company. Such measures when referenced herein should not be viewed as an alternative to GAAP measures of performance or liquidity, as applicable. We have provided a reconciliation of these measures to the most comparable GAAP metric alongside of the respective measure or otherwise in the Appendix section and in the accompanying press release.

3 Summary Q2 2024 Results • Net loss of $68 million and EPS of negative $1.92; included a $13 million non-cash, after-tax charge for an increase in valuation allowance on deferred tax assets in China • Adjusted EBITDA* of $67 million included a $10 million unfavorable impact from net timing • Highest Adjusted EBITDA result since Q2 2022 • Second consecutive quarter of sequential EBITDA improvement * See Appendix for a reconciliation of non-GAAP measures Cash Generation & Liquidity • Q2 cash used in operations of $42 million led to Free Cash Flow* of negative $56 million • Q2 ending cash of $108 million, of which $2 million is restricted, with $244 million of additional available liquidity under two committed financing facilities • Entered into a new Accounts Receivable Securitization Facility that extends the maturity date to January 2028 Q3 2024 Outlook • Net loss of $42 million to $52 million • Adjusted EBITDA* of $65 million to $75 million • Similar market conditions and Adjusted EBITDA as Q2 Key Initiatives • Announced the opening of our PMMA depolymerization plant in Rho, Italy • Agreed with Chevron Phillips Chemical Company LP to pursue a joint sale process for Americas Styrenics that is expected to begin in the third quarter and, in the ordinary course, lead to a definitive agreement in the first half of 2025 • Released our 14th annual Sustainability and Corporate Social Responsibility Report

4 2024 Sustainability Report Highlights • Announced the launch of PC dissolution and PMMA depolymerization technologies • Achieved critical milestones in our decarbonization strategy • Generated 29% of electricity from non-fossil fuel sources • Decreased greenhouse gas emissions intensity by 11%1 • Increased renewable energy sources by 5%1 • Implemented a Scope 3 greenhouse gas emissions supplier program • Decreased freshwater intake by 12%1 • Achieved an injury rate of 0.30 in 2023, putting Trinseo in the top quartile of the chemical industry for safety • Certified one site for ISCC+ mass balance, bringing total to 11 sites as of April 2024 • Achieved a "B" in CDP score for Climate Change for the third straight year 1Compared to prior year

5 Sustainability Highlight: PMMA Depolymerization Advancing Circular Infrastructure for Acrylic Solutions Pre- and Post-consumer PMMA waste Advanced continuous chemical recycling technology Fully-recycled PMMA resins and sheets New products made from fully-recycled PMMA (e.g. Automotive, Building & Construction) Trinseo’s advanced chemical recycling technology returns PMMA waste back to its constituent monomer MMA at comparable purity levels to virgin material Able to recycle a wider variety of PMMA-based materials, including end-of-life cast sheets High-purity recycled MMA enables use in high-end applications and higher recycled content in commodity applications Approximately three-fourths reduction in carbon footprint compared to virgin MMA production with yields exceeding industry standards No compromise on product design or performance Key Advantages High-purity recycled MMA comparable to virgin material

6 Q2 2024 Sales and Volume Summary Net sales in $millions Volume variances exclude styrene-related sales Europe • Lower year-over-year and sequential volumes in Polystyrene due to customer destocking amid a declining price environment, and in Latex Binders paper and carpet applications due to weak demand • Higher volumes in Engineered Materials driven by MMA and PMMA Resins U.S. • Higher volumes across all segments, particularly in Latex Binders paper and board applications due to significant prior year destocking Asia • Lower year-over-year volumes driven by Polystyrene due to optimizing plant operations and sales mix by shedding low-margin sales • Higher volumes in Engineered Materials driven by strength in consumer electronics applications Net Sales Global $920 Sales Volume YoY: (5%) Sales Volume YoY: (9%) Sales Volume YoY: (5%) Sales Volume YoY: +11% Europe $445 U.S. $264 Asia-Pacific $180 Rest of World $31

Trinseo Q2 2024 Financial Results

Net Sales & Net Income ($MM)



Q2'24
Q2'23
$920
$963
($68)
($349)
Net Sales
Net Income

Net Sales	Vol	Price	FX	Total
	(6%)	1%	(0%)	(4%)

EPS ($)



Q2'24
Q2'23
($1.92)
($9.93)
($1.46)
($1.92)
Diluted EPS
Adj EPS*

Adjusted EBITDA* ($MM)



$67
$57
Q2'24
Q2'23

- Highest Adjusted EBITDA since the second quarter of 2022 despite a $10 million unfavorable impact from net timing due to falling styrene costs
- Continued to see positive momentum in Engineered Materials as moderating input costs, normalization of MMA market dynamics, and steady demand for downstream applications led to highest segment volumes and Adjusted EBITDA in two years

* See Appendix for a reconciliation of non-GAAP measures

7

Engineered Materials

TRINSEO.

Net Sales ($MM)



$230
$206
Q2'24
Q2'23

Vol	Price	FX	Total
17%	(5%)	(0%)	12%

Adjusted EBITDA ($MM)



$25
$12
Q2'24
Q2'23

Volume (kt)



60
50
Q2'24
Q2'23



- Higher year-over-year volumes driven by MMA and formulated products for automotive, consumer electronics and lighting applications
- Adjusted EBITDA was $13 million above prior year due to higher volumes and higher margins as input costs moderated and MMA market dynamics normalized

8

9 • Lower year-over-year volumes in paper and carpet applications, primarily in Europe due to weak overall demand • Adjusted EBITDA was $3 million above prior year due to better regional and product mix and better plant utilization • CASE applications increased 8% year-over-year and accounted for a record 12% of total segment volumes • Lower year-over-year volumes in paper and carpet applications, primarily in Europe due to weak overall demand • Adjusted EBITDA was $3 million above prior year due to better regional and product mix and better plant utilization • CASE applications increased 8% year-over-year and accounted for a record 12% of total segment volumes Latex Binders $252 $255 Q2'24 Q2'23 Net Sales ($MM) $26 $23 Q2'24 Q2'23 Adjusted EBITDA ($MM) 111 117 Q2'24 Q2'23 Volume* (kt) Vol Price FX Total (5%) 4% (0%) (1%) *Volumes exclude styrene-related sales

10 Plastics Solutions • Volumes below prior year due to a planned polycarbonate production turnaround in the current year partially offset by higher volume to automotive applications • Adjusted EBITDA was $8 million below prior year due to lower polycarbonate sales volumes and an unfavorable net timing variance from decreasing styrene costs during the quarter • Volumes below prior year due to a planned polycarbonate production turnaround in the current year partially offset by higher volume to automotive applications • Adjusted EBITDA was $8 million below prior year due to lower polycarbonate sales volumes and an unfavorable net timing variance from decreasing styrene costs during the quarter $263 $282 Q2'24 Q2'23 Net Sales ($MM) $16 $24 Q2'24 Q2'23 Adjusted EBITDA ($MM) 102 105 Q2'24 Q2'23 Volume* (kt) Vol Price FX Total (5%) (1%) (0%) (7%) *Volumes exclude styrene-related sales

11 Polystyrene • Lower year-over-year volumes due to an intentional reduction of low-margin sales to optimize plant operations and sales mix and customer destocking amid a declining price environment • Adjusted EBITDA was $5 million above prior year due to higher margins in Europe from decreasing raw material costs • 114% year-to-date increase in sales volume of recycled-content-containing polystyrene with a significant margin premium • Lower year-over-year volumes due to an intentional reduction of low-margin sales to optimize plant operations and sales mix and customer destocking amid a declining price environment • Adjusted EBITDA was $5 million above prior year due to higher margins in Europe from decreasing raw material costs • 114% year-to-date increase in sales volume of recycled-content-containing polystyrene with a significant margin premium $175 $220 Q2'24 Q2'23 Net Sales ($MM) $7 $2 Q2'24 Q2'23 Adjusted EBITDA ($MM) 101 122 Q2'24 Q2'23 Volume* (kt) Vol Price FX Total (28%) 8% (0%) (21%) *Volumes exclude styrene-related sales

12 $115 $1,769 $447 2024 2025 Senior Notes 2026 2027 2028 Term Loans 2029 Senior Notes $108 $150 $94 Debt and Liquidity Overview (as of June 30, 2024) Debt Maturity Schedule ($millions) May April Cash and Borrowing Facilities ($millions)* Revolving Credit Facility AR Securitization Cash** $352MM Combined Cash and Availability under Committed Facilities *2026 Revolving Credit Facility available funds of $93.5 million (net of $19.0 million outstanding letters of credit), as well as the Accounts Receivable Securitization Facility with borrowing capacity of $150 million. **Included restricted cash of $2.3 million September

13 2024 Profitability Outlook *For the definition of Adjusted EBITDA, refer to the accompanying press release furnished as Exhibit 99.1 to our Form 8-K dated August 6, 2024 Q3 2024 Net loss of $42 million to $52 million and Adjusted EBITDA* of $65 million to $75 million • Decreasing styrene margins negatively impacting Americas Styrenics • Otherwise, underlying market conditions largely similar to Q2 Full-Year 2024 • Full-year outlook assumes a similar, constrained demand environment to 2023 • Normal year-end seasonality is expected to result in Q4 profitability that is sequentially lower than Q3

14 FY 2024 Cash Flow Components Item Assumption Capital Expenditures $70 million Cash Interest $200 million Cash Taxes $20 million Restructuring Cost $45 million Turnarounds $10 million Working Capital ~Neutral Net Cash Expenditures $345 million • Lower cash interest assumption compared to prior outlook reflects PIK election on a portion of interest associated with the 2028 Refinance Term Loan • Expect positive Free Cash Flow* in the second half of the year *For the definition of Adjusted EBITDA, refer to the accompanying press release furnished as Exhibit 99.1 to our Form 8-K dated August 6, 2024

15 Appendix

Segment Information

TRINSEO.

(in $millions, unless noted)	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24	2022	2023
Engineered Materials	60	60	50	41	46	50	47	51	50	60	212	194
Latex Binders	132	138	132	117	112	117	112	106	119	111	520	447
Plastics Solutions	134	120	100	102	109	105	100	96	108	102	457	409
Polystyrene	165	141	124	134	129	122	118	107	124	101	564	475
Trade Volume* (kt)	**493**	**460**	**407**	**394**	**396**	**393**	**377**	**359**	**402**	**374**	**1,753**	**1,525**
Engineered Materials	295	301	243	205	206	206	186	190	189	230	1,044	789
Latex Binders	309	360	343	255	249	255	224	215	241	252	1,267	943
Plastics Solutions	418	380	305	278	300	282	259	240	266	263	1,382	1,081
Polystyrene	364	384	287	237	241	220	210	192	208	175	1,272	863
Net Sales	**1,387**	**1,426**	**1,178**	**975**	**996**	**963**	**879**	**837**	**904**	**920**	**4,966**	**3,675**
Engineered Materials	35	34	8	(5)	(12)	12	5	(0)	4	25	72	5
Latex Binders	31	32	14	16	24	23	18	18	26	26	93	83
Plastics Solutions	71	49	(32)	(12)	24	24	17	16	23	16	76	81
Polystyrene	45	32	(25)	4	9	2	(1)	0	13	7	56	10
Americas Styrenics	22	39	23	18	18	13	19	13	6	16	102	62
Corporate	(27)	(21)	(24)	(16)	(26)	(17)	(17)	(27)	(26)	(23)	(88)	(87)
Adjusted EBITDA**	**178**	**164**	**(37)**	**6**	**36**	**57**	**41**	**20**	**45**	**67**	**312**	**154**
Adj EBITDA Variance Analysis												
Net Timing** Impacts - Fav/(Unfav)												
Engineered Materials	(0)	0	(1)	(3)	(7)	(9)	(6)	5	(7)	2	(3)	(17)
Latex Binders	6	1	1	(3)	1	(1)	(1)	0	2	(1)	5	(1)
Plastics Solutions	15	14	(8)	(4)	(1)	(2)	0	1	9	(7)	17	(1)
Polystyrene	10	17	(16)	(9)	5	(4)	3	(5)	9	(4)	2	(1)
Net Timing* Impacts - Fav/(Unfav)**	**32**	**33**	**(24)**	**(19)**	**(2)**	**(16)**	**(4)**	**1**	**13**	**(10)**	**21**	**(20)**

*Trade volume excludes styrene-related sales

**See this Appendix for a reconciliation of non-GAAP measures

***Net Timing is the difference between Raw Material Timing and Price Lag. Raw Material Timing represents the timing of raw material cost changes flowing through cost of goods sold versus current pricing. Price Lag represents the difference in revenue between the current contractual price and the current period price.

16

Segment Information – Excluding Feedstocks Recast

TRINSEO

(in $millions, unless noted)	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24	2022	2023
Engineered Materials	60	60	50	41	46	50	47	51	50	60	212	194
Latex Binders	132	138	132	117	112	117	112	106	119	111	520	447
Plastics Solutions	134	120	100	102	109	105	100	96	108	102	457	409
Polystyrene	165	141	124	134	129	122	118	107	124	101	564	475
Trade Volume* (kt)	**493**	**460**	**407**	**394**	**396**	**393**	**377**	**359**	**402**	**374**	**1,753**	**1,525**
Engineered Materials	295	301	243	205	206	206	186	190	189	230	1,044	789
Latex Binders	307	354	341	255	248	254	222	215	241	252	1,256	939
Plastics Solutions	396	362	293	271	290	272	246	231	266	263	1,323	1,038
Polystyrene	318	312	248	216	209	193	175	166	208	175	1,093	743
Feedstocks	70	97	53	28	43	37	50	35	-	-	249	166
Net Sales	**1,387**	**1,426**	**1,178**	**975**	**996**	**963**	**879**	**837**	**904**	**920**	**4,966**	**3,675**
Engineered Materials	35	34	8	(5)	(12)	12	5	(0)	4	25	72	5
Latex Binders	30	29	31	20	26	25	23	19	26	26	111	93
Plastics Solutions	69	46	(15)	(9)	26	25	22	16	23	16	91	89
Polystyrene	45	23	19	12	16	6	9	2	13	7	99	33
Feedstocks	4	14	(78)	(16)	(11)	(7)	(19)	(4)	-	-	(75)	(41)
Americas Styrenics	22	39	23	18	18	13	19	13	6	16	102	62
Corporate	(27)	(21)	(24)	(16)	(26)	(17)	(17)	(27)	(26)	(23)	(88)	(87)
Adjusted EBITDA**	**178**	**164**	**(37)**	**6**	**36**	**57**	**41**	**20**	**45**	**67**	**312**	**154**
Adj EBITDA Variance Analysis												
Net Timing** Impacts - Fav/(Unfav)												
Engineered Materials	(0)	0	(1)	(3)	(7)	(9)	(6)	5	(7)	2	(3)	(17)
Latex Binders	3	(3)	7	(1)	(0)	(0)	(2)	1	2	(1)	6	(1)
Plastics Solutions	11	10	(1)	(2)	(2)	(1)	(1)	2	9	(7)	17	(2)
Polystyrene	5	7	(6)	(4)	1	(2)	2	(3)	9	(4)	1	(1)
Feedstocks	13	19	(23)	(8)	6	(4)	4	(4)	-	-	1	1
Net Timing* Impacts - Fav/(Unfav)**	**32**	**33**	**(24)**	**(19)**	**(2)**	**(16)**	**(4)**	**1**	**13**	**(10)**	**21**	**(20)**

*Trade volume excludes styrene-related sales

**See this Appendix for a reconciliation of non-GAAP measures

***Net Timing is the difference between Raw Material Timing and Price Lag. Raw Material Timing represents the timing of raw material cost changes flowing through cost of goods sold versus current pricing. Price Lag represents the difference in revenue between the current contractual price and the current period price.

17

US GAAP to Non-GAAP Reconciliation

TRINSEO

(in $millions, unless noted)	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24	2022	2023
Net Income (Loss)	16.7	37.4	(119.8)	(365.3)	(48.9)	(349.0)	(38.4)	(265.0)	(75.5)	(67.8)	(430.9)	(701.3)
Net Income (Loss) from discontinued operations	(0.4)	0.3	(1.9)	(1.0)	-	-	-	-	-	-	(2.9)	0.0
Net Income (Loss) from continuing operations	17.1	37.1	(117.9)	(364.3)	(48.9)	(349.0)	(38.4)	(265.0)	(75.5)	(67.8)	(428.0)	(701.3)
Interest expense, net	21.9	25.4	30.4	35.3	38.3	40.2	46.6	63.3	63.0	64.7	112.9	188.4
Provision for (benefit from) income taxes	22.6	30.8	(12.1)	(83.0)	(16.7)	(25.1)	(17.7)	127.9	5.4	20.3	(41.6)	68.4
Depreciation and amortization	53.0	48.1	45.9	89.8	56.0	52.5	38.2	74.4	45.0	46.6	236.9	221.2
EBITDA	114.6	141.4	(53.7)	(322.2)	28.7	(281.4)	28.7	0.6	37.9	63.8	(119.8)	(223.3)
Other items	23.4	22.1	14.8	11.0	3.6	2.6	7.2	8.0	1.3	2.5	71.2	21.4
Restructuring and other charges	0.4	(1.5)	-	17.0	3.7	1.5	13.8	12.5	9.4	4.0	15.9	31.5
Net gain on disposition of businesses and assets	(0.3)	(1.5)	-	-	-	(16.3)	(9.3)	0.0	(3.6)	(3.5)	(1.8)	(25.6)
Acquisition transaction and integration net costs	3.2	2.7	0.4	0.4	-	0.1	-	(1.5)	-	-	6.6	(1.4)
Acquisition purchase price hedge loss (gain)	-	-	-	-	-	-	-	-	-	-	-	-
European Commission request for information	35.6	-	-	0.6	-	-	-	-	-	-	36.2	-
Goodwill impairment charges	-	-	-	297.1	-	349.0	-	-	-	-	297.1	349.0
Asset impairment charges or write-offs	0.7	1.3	1.9	2.4	0.3	1.3	0.5	0.6	-	-	6.3	2.7
Adjusted EBITDA	177.6	164.5	(36.6)	6.3	36.3	56.8	40.9	20.2	45.0	66.8	311.7	154.3
Adjusted EBITDA to Adjusted Net Income												
Adjusted EBITDA	177.6	164.5	(36.6)	6.3	36.3	56.8	40.9	20.2	45.0	66.8	311.7	154.3
Interest expense, net	21.9	25.4	30.4	35.3	38.3	40.2	46.6	63.3	63.0	64.7	112.9	188.4
Provision for (benefit from) income taxes - Adjusted	25.6	25.7	(9.6)	(18.8)	(20.0)	34.8	(18.6)	12.1	4.2	5.9	22.8	8.3
Depreciation and amortization - Adjusted	50.9	47.2	45.1	49.9	53.3	49.5	49.2	50.0	46.3	47.9	193.1	202.0
Adjusted Net Income (Loss)	79.3	66.2	(102.5)	(60.1)	(35.3)	(67.7)	(36.3)	(105.2)	(68.5)	(51.7)	(17.1)	(244.4)
Wtd Avg Shares - Diluted (000)	*38,139*	*36,996*	*35,176*	*34,974*	*35,032*	*35,153*	*35,191*	*35,200*	*35,250*	*35,307*	*35,941*	*35,274*
Adjusted EPS - Diluted ($)	*2.08*	*1.79*	*(2.91)*	*(1.72)*	*(1.01)*	*(1.92)*	*(1.03)*	*(2.99)*	*(1.94)*	*(1.46)*	*(0.48)*	*(6.93)*
Adjustments by Statement of Operations Caption												
Cost of sales	-	-	-	-	-	*1.2*	*0.4*	*5.5*	-	-	*0.0*	*7.1*
SG&A	*27.0*	*22.9*	*16.0*	*28.4*	*7.3*	*(12.1)*	*15.4*	*13.5*	*7.1*	*6.5*	*94.3*	*24.1*
Impairment and other charges	*36.3*	*1.3*	*1.9*	*300.1*	*0.3*	*349.1*	-	*0.6*	-	-	*339.6*	*350.0*
Acquisition purchase price hedge (gain) loss	-	-	-	-	-	-	-	-	-	-	*0.0*	*0.0*
Other expense (income), net	*(0.3)*	*(1.1)*	*(0.8)*	-	-	-	*(3.6)*	-	-	*(3.5)*	*(2.2)*	*(3.6)*
Total EBITDA Adjustments	*63.0*	*23.1*	*17.1*	*328.5*	*7.6*	*338.2*	*12.2*	*19.6*	*7.1*	*3.0*	*431.7*	*377.6*
Free Cash Flow Reconciliation												
Cash provided by (used in) operating activities	(5.0)	(83.0)	97.6	33.9	45.4	56.5	29.3	17.5	(66.2)	(41.9)	43.5	148.7
Capital expenditures	(24.8)	(31.5)	(38.5)	(54.2)	(21.8)	(13.8)	(13.5)	(20.6)	(15.7)	(14.2)	(149.0)	(69.7)
Free Cash Flow	(29.8)	(114.5)	59.1	(20.3)	23.6	42.7	15.8	(3.1)	(81.9)	(56.1)	(105.5)	79.0

NOTE: For definitions of non-GAAP measures as well as descriptions of current period reconciling items from Net Income to Adjusted EBITDA and to Adjusted Net Income, refer to the accompanying press release furnished as Exhibit 99.1 to our Form 8-K dated August 7, 2024. Totals may not sum due to rounding.

18

19 Third Quarter (In $millions, unless noted) September 30, 2024 Adjusted EBITDA 65 - 75 Interest expense, net 65 Provision for income taxes 5 Depreciation and amortization 47 Reconciling items to Adjusted EBITDA(1) 0 Net Income (loss) (52) - (42) Reconciling items to Adjusted Net Income (Loss) (1) 0 Adjusted Net Income (Loss) (52) - (42) Weighted avg shares - diluted (MM) 35.3 EPS - diluted ($) (1.45) - (1.17) Adjusted EPS ($) (1.45) - (1.17) US GAAP to Non-GAAP Reconciliation Profitability Outlook (1) Reconciling items to Adjusted EBITDA and Adjusted Net Income (Loss) are not typically forecasted by the Company based on their nature as being primarily driven by transactions that are not part of the core operations of the business and, as a result, cannot be estimated without unreasonable cost or uncertainty. For potential reconciling items to Adjusted EBITDA and Adjusted Net Income (Loss) during 2024 are not reflected. NOTE: For definitions of non-GAAP measures as well as descriptions of current period reconciling items from Net Income (Loss) to Adjusted EBITDA and to Adjusted Net Income (Loss), refer to the accompanying press release furnished as Exhibit 99.1 to our Form 8-K dated August 6, 2024. Totals may not sum due to rounding.